UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2010

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
     At the annual meeting of the shareholders of CenterPoint Energy, Inc. (“CenterPoint Energy”) held on April 22, 2010, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.
     The following nominees for directors were elected to serve one-year terms expiring at the 2011 annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non-votes
Donald R. Campbell	279,887,167	2,624,380	708,513	50,318,615

Milton Carroll	277,174,308	5,288,128	757,624	50,318,615

Derrill Cody	278,983,419	3,475,331	761,310	50,318,615

Michael P. Johnson	278,669,943	3,793,550	756,567	50,318,615

David M. McClanahan	280,573,339	2,162,809	483,912	50,318,615

Robert T. O’Connell	279,228,338	3,237,407	754,315	50,318,615

Susan O. Rheney	280,459,403	2,049,660	710,997	50,318,615

R. A. Walker	280,190,831	2,281,711	747,518	50,318,615

Peter S. Wareing	280,041,246	2,383,019	795,795	50,318,615
     The appointment of Deloitte & Touche LLP as independent registered public accountants for CenterPoint Energy for 2010 was ratified:

For	Against	Abstentions	Broker Non-Votes
329,921,297	2,947,923	669,454	0

ITEM 8.01.	OTHER EVENTS.
     On April 22, 2010, the Board of Directors of CenterPoint Energy authorized CenterPoint Energy to provide to Milton Carroll, CenterPoint Energy’s non-executive Chairman of the Board of Directors, certain compensation arrangements. The compensation arrangements are summarized in Exhibit 10.1 attached to this report and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     The exhibit listed below is filed pursuant to Item 8.01 of this Form 8-K.
          (d) Exhibits.

10.1	Summary of certain compensation arrangements of Milton Carroll, Non-Executive Chairman of the Board of Directors of CenterPoint Energy.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: April 28, 2010	By:	/s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION
10.1	Summary of certain compensation arrangements of Milton Carroll, Non-Executive Chairman of the Board of Directors of CenterPoint Energy.